Exhibit 4.5-A
                              CERTIFICATE OF TRUST
                                       OF
                           GULF POWER CAPITAL TRUST V


         THIS CERTIFICATE OF TRUST of Gulf Power Capital Trust V (the "Trust"), dated April 7, 2003, is being duly executed and filed by the undersigned, as trustee of the Trust, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. ss. 3801, et seq.).

         1. Name. The name of the statutory trust being formed hereby is Gulf Power Capital Trust V.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank USA, National Association, 500 Stanton Christiana Road, Newark, Delaware 19713.

         3. Effective Date. This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                   CHASE MANHATTAN BANK USA,
                                   NATIONAL ASSOCIATION,
                                   as Trustee


                                   By:      /s/John J. Cashin
                                            Name:    John J. Cashin
                                            Title:   Vice President